UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 30, 2021
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

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SECTION 5 –CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07.Submission of Matters to a Vote of Security Holders

Results of the Annual General Meeting

An Annual General Meeting of Shareholders (the “AGM”) of the Company was held on July 30, 2021 to approve the agenda items described below.

Proxies for the AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 110,491,277 common shares (47.38% of the 233,196,898 issued and outstanding shares of the Company’s common stock entitled to vote as of June 2, 2021, the record date for the AGM) were present in person or by proxy, constituted a quorum for the transaction of business and were voted at the AGM. The agenda items submitted at the AGM were passed as described below. Percentages indicated below reflect the percentage of the total number of shares voted at the AGM with respect to that agenda item.

Agenda Item 1.To elect six directors:

Nominee	For		Withheld
Amir Adnani	61,869,271	97.05%	1,877,599	2.95%
Spencer Abraham	43,815,028	68.73%	19,931,842	31.27%
Vincent Della Volpe	58,902,679	92.40%	4,844,191	7.60%
David Kong	39,833,621	62.49%	23,913,249	37.51%
Ganpat Mani	59,052,145	92.64%	4,694,725	7.36%
Gloria Ballesta	63,282,741	99.27%	464,129	0.73%

There were 46,744,407 broker non-votes with respect to this agenda item.  Votes that were withheld and broker non-votes were counted for the purposes of determining the presence or absence of a quorum but had no other effect on this agenda item.

Agenda Item 2.To ratify the appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2021.  The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
110,176,107	99.71%	186,637	0.16%	128,533	0.11%

There were no broker non-votes with respect to this agenda item.  Abstentions were counted for purposes of determining the presence or absence of a quorum, and abstentions were deemed to be “votes cast” and had the same effect as a vote against this agenda item.

Agenda Item 3.To approve the Company’s 2021 Stock Incentive Plan.  The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
60,087,869	94.26%	2,949,897	4.62%	709,104	1.11%

There were 46,744,407 broker non-votes with respect to this agenda item.  Broker non-votes and abstentions were counted for purposes of determining the presence or absence of a quorum.  Abstentions were deemed to be “votes cast” and had the same effect as a vote against this agenda item.  Broker non-votes were not deemed to be “votes cast”, and therefore had no effect on the vote with respect to this agenda item.

Agenda Item 4.To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.  The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
61,372,493	96.27%	1,624,967	2.54%	749,410	1.17%

There were 46,744,407 broker non-votes with respect to this agenda item.  Broker non-votes and abstentions were counted for purposes of determining the presence or absence of a quorum.  Abstentions were deemed to be “votes cast” and had the same effect as a vote against this agenda item.  Broker non-votes were not deemed to be “votes cast”, and therefore had no effect on the vote with respect to this agenda item.

Determination on Frequency of Shareholder Vote on the Compensation of Executives

The Company’s Board of Directors has determined to include on an annual basis a shareholder vote on the compensation of executives in its proxy materials until the next required vote on the frequency of shareholder votes on the compensation of executives.

SECTION 8 –OTHER EVENTS

Item 8.01Other Events

On July 30, 2021, the Company’s Board of Directors convened a meeting immediately following the AGM and reappointed the following executive officers:

Amir AdnaniPresident and Chief Executive Officer;

Pat ObaraSecretary, Treasurer and Chief Financial Officer; and

Scott MelbyeExecutive Vice President.

In addition, on August 2, 2021, the Company issued a news release announcing the results of the AGM.  A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 –FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits

Exhibit	Description
99.1	News Release dated August 2, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.
DATE: August 2, 2021.	By:/s/ Amir Adnani Amir Adnani President, Chief Executive Officer and a director

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